Exhibit 99.1

AMNEAL PHARMACEUTICALS LLC AND SUBSIDIARIES
FINANCIAL STATEMENTS

AMNEAL PHARMACEUTICALS LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Unaudited; in thousands except unit amounts)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$48,224	$74,166
Restricted cash	4,393	3,756
Trade accounts receivable – net	346,680	351,367
Inventories	327,886	284,038
Prepaid expenses and other current assets	37,299	42,396
Related-party receivables	10,982	16,210
Total current assets	775,464	771,933
Property, plant, and equipment – net	489,947	486,758
Goodwill	26,338	26,444
Intangible assets – net	48,166	44,599
Other assets	18,873	12,155
Total assets	$1,358,788	$1,341,889

Liabilities and members’ deficit
Current liabilities:
Accounts payable	$84,221	$70,013
Accrued liabilities	79,887	78,742
Accrued returns allowance	49,084	45,175
Current portion of financing obligations	244	311
Taxes payable	1,076	849
Revolving credit facility	75,000	75,000
Current portion of long-term debt	14,171	14,171
Related-party payables	9,368	12,622
Total current liabilities	313,051	296,883
Long-term debt, net	1,352,901	1,355,274
Long-term portion of financing obligations	39,286	39,987
Deferred income taxes	2,091	2,491
Other long-term liabilities	4,726	7,793
Related party payable – long-term	15,552	15,043
Total long-term liabilities	$1,414,556	$1,420,588

Members’ equity (189,000,000 units authorized, issued and outstanding at March 31, 2018 and December 31, 2017)	2,716	2,716
Additional paid-in capital	—	8,562
Accumulated other comprehensive loss	(24,189)	(14,232)
Accumulated deficit	(357,980)	(382,785)
Subtotal – members’ deficit	(379,453)	(385,739)
Non-controlling interest	10,634	10,157
Total members’ deficit	(368,819)	(375,582)
Total liabilities and members’ deficit	$1,358,788	$1,341,889

AMNEAL PHARMACEUTICALS LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands)

	Three months ended
	March 31, 2018	March 31, 2017
Net revenue	$275,189	$225,681
Cost of goods sold	121,371	104,435
Depreciation and amortization	9,223	5,230
Gross profit	144,595	116,016

Selling, general, and administrative	23,739	26,360
Research and development	40,063	35,391
Intellectual property legal development expenses	4,576	6,167
Depreciation	5,528	5,370
Acquisition and transaction-related expenses	7,135	—
Operating profit	63,554	42,728
Interest expense	(21,051)	(14,161)
Foreign exchange gain	8,565	14,597
Other income	948	100
Total other (expense) income , net	(11,538)	536
Income before tax	52,016	43,264
Income tax provision	364	1,003
Net income	51,652	42,261
Less net income attributable to non-controlling interest	(117)	(408)
Net income attributable to Amneal Pharmaceuticals LLC and Subsidiaries	$51,535	$41,853

AMNEAL PHARMACEUTICALS LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)
	Three months ended
	March 31, 2018	March 31, 2017
Operating activities:
Net income	$51,652	$42,261
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,751	10,600
Unrealized foreign currency gain	(8,327)	(14,245)
Amortization of debt issuance costs	1,170	942
Gain on termination of lease	(3,524)	—
Deferred tax provision	(512)	(577)
Inventory provision	2,845	1,137
Allowance for doubtful accounts provision	93	(120)
Changes in assets and liabilities:
Trade accounts receivable – net	4,981	41,064
Inventories	(47,589)	(18,120)
Prepaid expenses and other current assets	8,185	(45)
Related-party receivables	5,215	4,280
Other assets	(6,694)	(200)
Accounts payable	14,318	(382)
Accrued returns allowance	3,804	2,166
Taxes payable	189	653
Accrued expenses and other current liabilities	(3,846)	1,485
Other liabilities	860	(1,224)
Related-party payables	(10,542)	(267)
Net cash provided by operating activities	$27,029	$69,408

Investing activities:
Purchases of property, plant, and equipment	(19,499)	(24,757)
Net cash used in investing activities	$(19,499)	$(24,757)

Financing activities:
Payments on capital leases	—	(22)
Repayments on financing obligations	(63)	(61)
Net (payments) borrowings from revolving credit line	—	(25,000)
Payments on term loan debt	(3,543)	(2,905)
Equity contributions	—	40
Dividend to non-controlling interest	360	—
Distribution to members	(30,000)	—
Net cash used in financing activities	$(33,246)	$(27,948)
Effect of foreign exchange rate on cash	411	1,080
Net (decrease) increase in cash, cash equivalents, and restricted cash	(25,305)	17,783
Cash, cash equivalents, and restricted cash – beginning of period	77,922	37,546
Cash, cash equivalents, and restricted cash – end of period	$52,617	$55,329

Cash, and cash equivalents – end of period	48,224	50,297
Restricted cash – end of period	4,393	5,032
Cash, cash equivalents, and restricted cash – end of period	$52,617	$55,329

Schedule of Non-Cash Investing and Financing Activities:
Purchases of property, plant, and equipment	1,849	2,083
Additions to intangible assets	5,000	—
Distribution to members	8,562	—